Asset Backed Securities Portfolio Analysis
Credit Suisse First Boston
ABSC 2005-HE4
5,360 records
Balance: 966,594,700
All records

Selection Criteria: All records
Table of Contents

1.

Geographic Distribution By Balance

1. Geographic Distribution By Balance

Geographic Distribution By Balance	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Alabama	25	$2,747,698.27	0.28%	569	82.86%	8.408%	100.00%
Alaska	10	1,523,148.63	0.16	591	82.65	7.403	100.00
Arizona	242	34,713,640.97	3.59	620	83.10	7.254	95.60
Arkansas	25	3,225,163.83	0.33	627	84.63	7.784	100.00
California	1,491	367,172,565.42	37.99	627	78.30	6.877	95.71
Colorado	88	14,972,853.43	1.55	625	82.07	7.110	89.64
Connecticut	49	8,010,380.20	0.83	632	82.20	7.554	81.77
Delaware	9	1,904,593.71	0.20	601	81.18	7.384	100.00
Florida	602	86,098,639.51	8.91	607	80.59	7.512	91.35
Georgia	100	12,387,529.48	1.28	585	83.68	8.108	96.12
Hawaii	46	9,032,865.38	0.93	644	74.03	6.764	94.71
Idaho	24	3,477,827.75	0.36	622	81.06	7.342	88.74
Illinois	143	27,660,794.56	2.86	616	81.79	7.392	96.52
Indiana	66	6,529,424.22	0.68	604	83.98	7.852	90.21
Iowa	31	2,710,560.38	0.28	585	82.26	8.483	100.00
Kansas	18	2,302,834.19	0.24	607	87.79	7.922	100.00
Kentucky	29	2,989,107.21	0.31	604	82.40	7.532	96.51
Louisiana	40	3,905,905.89	0.40	577	79.48	7.833	89.59
Maine	19	3,002,635.27	0.31	571	76.37	7.604	100.00
Maryland	126	23,869,260.40	2.47	610	78.99	7.296	98.51
Massachusetts	102	22,771,417.69	2.36	615	78.55	7.326	94.30
Michigan	149	18,366,310.75	1.90	615	82.92	7.892	90.10
Minnesota	74	11,995,516.29	1.24	616	81.12	7.484	86.60
Mississippi	18	1,835,379.75	0.19	597	85.42	7.810	100.00
Missouri	61	6,918,075.30	0.72	594	82.19	7.661	97.25
Montana	11	1,379,099.68	0.14	607	85.94	7.667	83.85
Nebraska	19	2,175,792.09	0.23	605	85.86	7.649	100.00
Nevada	135	24,922,100.56	2.58	615	79.20	7.316	94.30
New Hampshire	33	5,187,650.54	0.54	609	81.73	7.494	100.00
New Jersey	193	40,381,888.01	4.18	610	81.44	7.454	98.28
New Mexico	50	6,452,782.19	0.67	610	80.06	7.669	98.54
New York	231	62,367,382.09	6.45	621	78.24	7.181	98.51
North Carolina	44	5,199,891.74	0.54	577	82.52	8.338	98.75
North Dakota	3	197,668.32	0.02	617	80.09	8.296	100.00
Ohio	113	12,633,058.03	1.31	606	83.63	7.748	87.41
Oklahoma	29	2,774,800.28	0.29	603	82.92	7.292	96.97
Oregon	78	10,646,326.32	1.10	620	83.88	7.084	95.93
Pennsylvania	107	12,997,854.82	1.34	599	80.86	7.522	95.32
Rhode Island	30	5,004,994.13	0.52	619	77.43	7.387	89.59
South Carolina	36	3,247,392.28	0.34	584	82.70	8.385	92.30
South Dakota	3	162,541.99	0.02	644	87.99	8.791	100.00
Tennessee	85	10,652,349.19	1.10	605	83.63	7.610	96.39
Texas	291	32,980,430.61	3.41	596	80.58	7.697	95.80
Utah	25	3,385,910.03	0.35	646	79.79	7.002	90.43
Vermont	1	186,900.00	0.02	536	70.00	8.500	100.00
Washington	118	21,618,802.49	2.24	622	82.02	7.112	93.89
Virginia	84	14,158,516.58	1.46	597	80.41	7.718	97.69
West Virginia	3	395,833.68	0.04	548	78.44	8.031	100.00
Wisconsin	36	4,227,837.06	0.44	609	81.24	7.657	100.00
Wyoming	1	29,963.70	0.00	626	100.00	10.650	100.00
Washington DC	14	3,102,805.25	0.32	617	80.35	7.422	84.55
Total:	5,360	$966,594,700.14	100.00%	617	79.92%	7.240%	95.08%

Total Number Of Stated Represented:: 51

Credit Suisse First Boston
11 Madison Avenue
New York, New York 10010
www.csfb.com
Apr 15, 2005 14:38

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